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                                                                 EXHIBIT 11

             DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES


               STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                 Supplemental
                                                                             ------------------
                                             Fiscal Year Ended                Fiscal Year Ended
                                                  March 31,                        March 31,
                                        ---------------------------           -------------------
                                           1996     1995     1994               1995       1994
                                        --------- -------- --------           --------  ---------

Net income                               $10,767   $6,496   $4,257             $7,254     $5,026
                                         =======   ======   ======             ======     ======

Weighted average common shares
    outstanding                            6,757    5,542    5,288              6,683      6,668
                                         =======   ======   ======             ======     ======

Net income per common
    share                                $  1.59   $ 1.17   $ 0.81             $ 1.09     $ 0.75
                                         =======   ======   ======             ======     ======

Calculation of weighted average
    common shares:

    Weighted average common
        stock outstanding                  6,301    4,775    4,338              6,245      6,117

    Weighted average common
        stock warrants, utilizing the
        treasury stock method (1)             --      329      399                 --         --

    Weighted average common
        stock options, utilizing the
        treasury stock method (1)            456      438      551                438        551
                                         -------   ------   ------             ------     ------

                                           6,757    5,542    5,288              6,683      6,668
                                         =======   ======   ======             ======     ======
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(1)  Utilizing the weighted average stock price of $15.67 per share for fiscal year 1995 and the public offering price of $15.00 per share for fiscal year 1994.